EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUTING FIRM
We consent to the incorporation by reference in this Annual Report (Form 10-K/A Amendment No. 2) of Capstead Mortgage Corporation of our report dated February 28, 2008, except for Note 16, as to which the date is January 12, 2009, with respect to the consolidated financial statements of Capstead Mortgage Corporation and our report dated February 28, 2008 with respect to the effectiveness of internal control over financial reporting of Capstead Mortgage Corporation, included in the 2007 Annual Report to Stockholders of Capstead Mortgage Corporation.
We consent to the incorporation by reference in the following Registration Statements and the related prospectuses:
•	Form S-8 (No. 33-53555);

•	Form S-3 (No. 333-03187);

•	Form S-8 (No. 333-12719);

•	Form S-3 (No. 333-26419) and Amendment No.1 thereto;

•	Form S-8 (No. 333-27215);

•	Form S-3 (No. 333-119193);

•	Form S-8 (No. 333-116738);

•	Form S-8 (No. 333-142861);

•	Form S-3 (No. 333-143390) and Amendment No.1 thereto; and

•	Form S-3, filed on December 11, 2008;
of our report dated February 28, 2008, except for Note 16, as to which the date is January 12, 2009, with respect to the consolidated financial statements of Capstead Mortgage Corporation incorporated herein by reference and our report dated February 28, 2008 with respect to the effectiveness of internal control over financial reporting of Capstead Mortgage Corporation, incorporated herein by reference.
Dallas, Texas
January 26, 2009